UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NYLI CBRE GLOBAL INFRASTRUCTURE MEGATRENDS TERM FUND

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September 1, 2025

Dear Shareholder:

I am writing to ask you to vote for our nominees for Trustees of the NYLI CBRE Global Infrastructure Megatrends Term Fund (the “Fund” or “MEGI”) at the October 1, 2025 Annual Meeting of Shareholders. Please vote in favor of our Incumbent Nominees and against Saba Capital Management, L.P.’s (“Saba”) recommendation to change the Board’s staggered-term structure using our Fund’s WHITE proxy card. The Board of Trustees of our Fund unanimously recommends that shareholders vote FOR our Fund’s nominated Incumbent Trustees and AGAINST Saba’s recommendation to change the Board’s classified structure.

Our Fund is under attack by Saba, which also sent you proxy materials asking for your vote on an opposing trustee Saba has nominated. Saba is a hedge fund manager that has a history of implementing initiatives that are intended to generate short-term profits to the benefit of Saba and its investors. Saba also submitted a non-binding shareholder proposal for inclusion in the Fund’s proxy statement to eliminate our Fund’s classified board structure, in furtherance of its short-term agenda. Our Fund’s Trustees oppose the Saba proxy solicitation, trustee nominee, and the elimination of our Fund’s classified board structure. Please discard any GOLD proxy cards you receive from Saba.

If Saba’s solicitation is successful, it could disrupt MEGI’s operation and Saba’s trustee nominee may propose a liquidity event that could adversely impact our Fund. Our Fund’s Board of Trustees urges you NOT to sign any proxy cards sent to you by Saba and sign and return all WHITE proxy cards that you receive from MEGI.

Please vote your shares by following the instructions on our Fund’s WHITE proxy card. Regardless of the number of shares you own, it is important that your shares be represented at the meeting by voting your proxy.

I ask that you vote all WHITE proxy cards you receive and discard any GOLD proxy cards.

If you have any questions, please contact our Proxy Solicitor, EQ Fund Solutions, at 800-848-3402, Monday through Friday between the hours of 9:00 AM and 10:00 PM Eastern Time.

Thank you for voting.

Sincerely,

Kirk C. Lehneis

President

NYLI CBRE Global Infrastructure Megatrends Term Fund

“New York Life Investments” is both a service mark, and the common trade name, of certain investment advisors affiliated with New York Life Insurance Company.

MEGI